Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

500 BOYLSTON STREET BOSTON, MASSACHUSETTS 02116 TEL: (617) 573-4800 FAX: (617) 573-4822 www.skadden.com May 19, 2016

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TravelCenters of America LLC

24601 Center Ridge Road

Westlake, Ohio 44145

Re:                             TravelCenters of America LLC Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to TravelCenters of America LLC, a Delaware limited liability company (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance by the Company from time to time, pursuant to Rules 415 and 416, as applicable, of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”) of (i) 2,300,000 common shares (the “Shares”) of the Company, no par value (the “Common Shares”), authorized for issuance pursuant to awards to be granted under the TravelCenters of America LLC 2016 Equity Compensation Plan (the “Plan”) and (ii) such indeterminate number of Common Shares which may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected by the Company which results in an increase in the number of the Company’s outstanding Common Shares (the “Indeterminate Securities”).  The Shares and the Indeterminate Securities are collectively referred to herein as the “Securities”.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

TravelCenters of America LLC

May 19, 2016

In rendering the opinion set forth herein, we have examined and relied upon the following:

(a) the Registration Statement in the form being filed with the Commission on the date hereof;

(b) an executed copy of a certificate of Andrew J. Rebholz, Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Company, dated the date hereof (the “Officer’s Certificate”);

(c) a copy of the Plan, certified pursuant to the Officer’s Certificate;

(d) a specimen certificate representing the Common Shares, certified pursuant to the Officer’s Certificate;

(e) a copy of the Company’s Certificate of Formation, certified by the Secretary of State of the State of Delaware as of May 19, 2016, and certified pursuant to the Officer’s Certificate;

(f) a copy of the Company’s Amended and Restated Limited Liability Company Agreement, dated as of January 31, 2007, and as amended June 15, 2007, November 9, 2009, January 25, 2010, May 13, 2010, February 21, 2013 and May 20, 2013, by and among Hospitality Properties Trust, a Maryland real estate investment trust, and the other Persons (as defined therein) who after January 31, 2007 became Shareholders (as defined therein) in the Company as provided therein (as so amended, the “LLC Agreement”), certified pursuant to the Officer’s Certificate;

(g) a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof (“Bylaws”), certified pursuant to the Officer’s Certificate;

(h) a copy of certain resolutions of the Board of Directors of the Company adopted on March 11, 2016, relating to the Plan, the issuance of the Shares pursuant thereto, the filing of the Registration Statement and certain related matters, certified pursuant to the Officer’s Certificate; and

(i) a copy of the Final Report of the Inspector of Elections for the Company’s 2016 Annual Meeting of Shareholders reporting the presence in person or by proxy of a quorum of the Company’s Shareholders at such meeting and the approval of the Plan (Proposal No. 2), by a majority of the votes cast by Shareholders in person or by proxy at such meeting.

TravelCenters of America LLC

May 19, 2016

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  We also have assumed that the LLC Agreement and Bylaws are the only agreements of the members of the Company as to the affairs of the Company and the conduct of its business, that the holders of the Securities will fully comply with all covenants, conditions and provisions of the LLC Agreement and Bylaws, and that the Securities will not be transferred in violation of the ownership limitations or restrictions under the LLC Agreement and Bylaws.  As to any facts relevant to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Officer’s Certificate.

We do not express any opinion herein with respect to the laws of any jurisdiction other than the Delaware Limited Liability Company Act (“DLLCA”), and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under the DLLCA (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.  The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

The opinion stated below presumes that each of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement has become effective under the Securities Act; (ii) each agreement setting forth the terms of each grant of an award under the Plan is or will be consistent with the Plan and has been or will be duly authorized and validly executed and delivered by the parties thereto; (iii) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance of the

TravelCenters of America LLC

May 19, 2016

Securities and related matters and the appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (iv) the issuance of the Securities have been duly established in conformity with the LLC Agreement so as not to violate any applicable law, the LLC Agreement or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, when (a) the general conditions shall have been satisfied, (b) if any of the Securities are to be certificated, certificates conforming to the specimen certificate examined by us representing such Securities are duly executed and countersigned and (c) the Securities are registered in the Company’s share registry, the Securities, when issued, delivered and paid for pursuant to and in accordance with the terms and conditions of the Plan and any applicable award agreement, will be validly issued and fully paid, and under the DLLCA, the holders of the Securities will have no obligation to make further payments for the purchase of the Securities or contributions to the Company solely by reason of their ownership of such Securities except for the obligation to repay any funds wrongfully distributed to them.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP